                                                                    EXHIBIT 10.6

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                 OF FIRST COMMUNITY BANK CORPORATION OF AMERICA

Audit Committee Purpose

         The Committee is appointed by the Board of Directors of First Community Bank Corporation of America (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, account and legal compliance.

         o Monitor the independence and performance of the Company's independent auditors and internal auditing function (including an outsource service provider).

         o Provide an avenue of communication among the independent auditors, management, the internal audit department (including an outsource service provider) and the Board of Directors.

         o The Company's Audit Committee will serve as the audit committee for the Company and First Community Bank of America (the "Bank") and may have joint meetings serving the audit requirements of both the Company and the Bank.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee must obtain full Board approval prior to retaining, at the Company's expense, special legal, accounting, or other consultants or experts, it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings

         The Audit Committee shall meet the requirements of NASDAQ Rule 4350(d)(2). Under this rule, the Audit Committee shall be comprised of a minimum of three (3) directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

         Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually separately or combined with the entire Board, subject to the majority of the independent directors present, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each


            Charter of the Audit Committee of the Board of Directors meeting. The Committee should meet privately in executive session at least annually with management, the independent auditor, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

Audit Committee Responsibilities and Duties

         Review Procedures
         -----------------

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the charter published at least every three years in the Company's proxy statement.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

         3. In consultation with the management, the independent auditors, and any internal auditors, consider the integrity of the Company's reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent and internal auditing department together with management's responses.

         4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair of the Committee or a member of the Committee acting as Chair, may represent the entire Audit Committee for purposes of this review.

         Independent Auditors
         --------------------

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a



            Charter of the Audit Committee of the Board of Directors
                  formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor any relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

         8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit and Legal Compliance
-----------------------------------

         11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department and/or outsource service provider, as needed.

         12. Review the appointment, performance, and replacement of the senior internal audit executive and/or outsource service provider.

         13. Review significant reports prepared by the outsourced internal audit service provider together with management's response and follow-up to these reports.

         14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
--------------------------------------

         15. Annually prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         16. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

         17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.



            Charter of the Audit Committee of the Board of Directors

Effective: March 28, 2003

First Community Bank Corporation of America


/s/ Robert M. Menke                       /s/ Kenneth P. Cherven
--------------------------------------    --------------------------------------
Robert M. Menke, Chairman of the Board    Kenneth P. Cherven, Director


/s/ Edwin C. Hussemann                    /s/ James Macaluso
--------------------------------------    --------------------------------------
Edwin C. Hussemann, Director              James Macaluso, Director


/s/ David K. Meehan
--------------------------------------    --------------------------------------
David K. Meehan, Director                 Robert G. Menke, Director


/s/ G. Randaulph Poucher                  /s/ Ralph E. Stevens
--------------------------------------    --------------------------------------
G. Randaulph Poucher, Director            Ralph E. Stevens, Jr., Director















            Charter of the Audit Committee of the Board of Directors